Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Uni-Pixel, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1,300,000 shares of common stock of Uni-Pixel, Inc., pursuant to the terms of the Uni-Pixel, Inc.  2011 Stock Incentive Plan of our report dated March 10, 2011 with respect to the consolidated financial statements of Uni-Pixel, Inc. included in the Annual Report (Form 10-K) as of December 31, 2010 and 2009, and for each of the years then ended.

PMB Helin Donovan, LLP

/s/ PMB Helin Donovan, LLP

September 15, 2011
Austin, Texas